Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact Info:
Deirdre Skolfield, CFA
Investor Relations
SYNNEX Corporation
(510) 668-3715
deirdres@synnex.com

SYNNEX Corporation Reports Fiscal 2013 Second Quarter Results
Solid Performance in Both Core Distribution and GBS Segments

Fremont, Calif., - June 25, 2013 - SYNNEX Corporation (NYSE: SNX), a leading business process services company, today announced financial results for the fiscal second quarter ended May 31, 2013.

	Q2 FY13	Q2 FY12	Net Change
Revenue ($M)	$2,591	$2,483	4.4%
Operating income ($M)	$52.0	$59.3	-12.4%
Operating margin	2.01%	2.39%	-38bp
Net income attributable to SYNNEX Corporation ($M)	$30.8	$34.4	-10.5%
Diluted Earnings Per Share (EPS)	$0.81	$0.90	-10.0%

“I am pleased to report healthy quarterly results highlighted by stronger than expected sales in our distribution segment, and continued strong growth in our Concentrix business,” stated Kevin Murai, President and Chief Executive Officer.

Fiscal 2013 Second Quarter Highlights:

•
Distribution:  Revenue was $2.54 billion, reflecting 4.2% growth from the prior fiscal year quarter.  Adjusting for the translation effect of foreign currencies, primarily the yen, our distribution business on a constant dollar basis was up 6.7%. Distribution revenue includes approximately $45 million of revenue from our mid quarter Supercom acquisition. Distribution income before non-operating items, income taxes and noncontrolling interest was $47.7 million, or 1.88% of distribution revenue compared with $56.4 million, or 2.31% in the prior fiscal year quarter.

•
Global Business Services (GBS):  Revenue was $55.1 million, an increase of 15.4% over the prior fiscal year quarter. GBS income before non-operating items, income taxes and noncontrolling interest was $4.4 million, or 7.91% of GBS revenue compared with $2.6 million, or 5.40% in the prior fiscal year quarter.

•	One-time integration costs associated with the recently closed Supercom acquisition were $2.1 million on a pre-tax basis.

•
The Company called its $144 million 4% convertible debt and made a decision in the second quarter to pay the conversion spread in cash. The final cash payment of both principal and the conversion spread will be made in the third quarter in accordance with the settlement provisions of the indenture.

•	Trailing fiscal four quarters ROIC was 9.6% for the fiscal second quarter of 2013, compared to 11.7% in the prior fiscal year quarter.

•	The cash conversion cycle was 42 days, down two days from the prior fiscal year quarter.

•	The debt to capitalization ratio was 18%.

•	Depreciation and amortization were $4.0 million and $2.0 million, respectively.

Fiscal 2013 Third Quarter Outlook:
The following statements are based on the Company's current expectations for the fiscal 2013 third quarter. These statements are forward-looking and actual results may differ materially.
“With recent signs of economic strengthening, we anticipate that IT demand will slowly improve but remain somewhat mixed across products and geographies.” Mr. Murai continued, “We remain committed to growing our business and expect our margins to improve during the second half of the year reflecting the progress we've made in protecting market share and managing profitability.”

•	Revenue is expected to be in the range of $2.65 billion to $2.75 billion.

•	Net income is expected to be in the range of $34.3 million to $35.5 million.

•	Diluted EPS is expected to be in the range of $0.91 to $0.95, which does not include the dilutive impact of the convertible debt conversion spread, if any.

Conference Call and Webcast
SYNNEX will be discussing its financial results and outlook on a conference call today at 2:00 p.m. (PT). A webcast of the call will be available at http://ir.synnex.com. The conference call will also be available via telephone by dialing (888) 469-3219 in North America or (630) 395-0205 outside North America. The passcode code for the call is “SNX.” A replay of the webcast will be available at http://ir.synnex.com approximately two hours after the conference call has concluded.

About SYNNEX
SYNNEX Corporation (NYSE: SNX), a Fortune 500 corporation, is a leading business process services company, servicing resellers, retailers and original equipment manufacturers in multiple regions around the world. The Company provides services in IT distribution, supply chain management, contract assembly and business process outsourcing. Founded in 1980, SYNNEX employs approximately 12,500 full-time and part-time associates worldwide. Additional information about SYNNEX may be found online at www.synnex.com.

Safe Harbor Statement
Statements in this press release regarding SYNNEX Corporation, which are not historical facts, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may be identified by terms such as believe, expect, may, will, provide, could and should and the negative of these terms or other similar expressions. These statements, including statements regarding the demand and economic environment, growth in business and margins, investment and growth in our GBS segment, timing of payments and our revenue, market share, profitability, operating margins, net income and earnings per share, are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, but are not limited to: our ability to successfully integrate our recent acquisitions; diversion of management as a result of our recent acquisitions; loss of vendors and suppliers as a result of our recent acquisitions; general economic conditions and any weakness in IT and consumer electronics spending; the loss or consolidation of one or more of our significant OEM suppliers or customers; market acceptance and product life of the products we assemble and distribute; competitive conditions in our industry and their impact on our margins; pricing, margin and other terms with our OEM suppliers; our ability to gain or maintain market share; changes in our costs and operating expenses; changes in foreign currency exchange rates; changes in the tax laws; risks associated with our international operations; uncertainties and variability in demand by our reseller and contract assembly customers; supply shortages or delays; any termination or reduction in our floor plan financing arrangements; credit exposure to our reseller customers and negative trends in their businesses; any future incidents of theft; risks associated with our business process outsourcing and contract assembly business; risks associated with our anti-dilution share repurchase program; and other risks and uncertainties detailed in our Form 10-Q for the fiscal quarter ended February 28, 2013 and from time to time in our SEC filings. Statements included in this press release are based upon information known to SYNNEX Corporation as of the date of this release, and SYNNEX Corporation assumes no obligation to update information contained in this press release.
Copyright 2013 SYNNEX Corporation. All rights reserved. SYNNEX, the SYNNEX Logo, CONCENTRIX and all other SYNNEX company, product and services names and slogans are trademarks or registered trademarks of SYNNEX Corporation. SYNNEX, the SYNNEX Logo and CONCENTRIX Reg. U.S. Pat. & Tm. Off. Other names and marks are the property of their respective owners.

SNX-F

SYNNEX Corporation
Consolidated Balance Sheets
(currency in thousands)
(unaudited)

	May 31, 2013	November 30, 2012
ASSETS
Current assets:
Cash and cash equivalents	$216,386	$163,699
Short-term investments	14,542	15,933
Accounts receivable, net	1,223,212	1,401,087
Receivable from affiliates	260	285
Inventories	946,737	923,340
Current deferred tax assets	23,396	23,390
Other current assets	66,439	52,727
Total current assets	2,490,972	2,580,461
Property and equipment, net	120,698	122,923
Goodwill	189,044	189,088
Intangible assets, net	27,515	29,049
Deferred tax assets	9,941	619
Other assets	37,764	41,122
Total assets	$2,875,934	$2,963,262
LIABILITIES AND EQUITY
Current liabilities:
Borrowings under securitization, term loans and lines of credit	$85,821	$52,698
Convertible debt	143,750	141,436
Accounts payable	968,818	1,111,833
Accrued liabilities	196,475	181,270
Income taxes payable	425	7,470
Total current liabilities	1,395,289	1,494,707
Long-term borrowings	67,175	81,152
Long-term liabilities	54,288	58,783
Deferred tax liabilities	3,146	9,265
Total liabilities	1,519,898	1,643,907
SYNNEX Corporation stockholders’ equity:
Preferred stock	—	—
Common stock	37	37
Additional paid-in capital	312,598	324,292
Treasury stock	(23,646)	(21,611)
Accumulated other comprehensive income	21,644	35,405
Retained earnings	1,045,038	980,900
Total SYNNEX Corporation stockholders’ equity	1,355,671	1,319,023
Noncontrolling interest	365	332
Total equity	1,356,036	1,319,355
Total liabilities and equity	$2,875,934	$2,963,262

SYNNEX Corporation
Consolidated Statements of Operations
(currency and share amounts in thousands, except for per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	May 31, 2013	May 31, 2012	May 31, 2013	May 31, 2012
Revenue	$2,591,361	$2,482,799	$5,052,200	$4,943,493
Cost of revenue	(2,436,571)	(2,326,363)	(4,741,323)	(4,617,785)
Gross profit	154,790	156,436	310,877	325,708
Selling, general and administrative expenses	(102,826)	(97,115)	(202,973)	(202,399)
Income before non-operating items, income taxes and noncontrolling interest	51,964	59,321	107,904	123,309
Interest expense and finance charges, net	(4,863)	(5,519)	(10,356)	(11,554)
Other income (expense), net	528	(382)	1,789	1,717
Income before income taxes and noncontrolling interest	47,629	53,420	99,337	113,472
Provision for income taxes	(16,837)	(18,590)	(35,154)	(39,488)
Net income	30,792	34,830	64,183	73,984
Net income attributable to noncontrolling interest	(23)	(456)	(45)	(1,387)
Net income attributable to SYNNEX Corporation	$30,769	$34,374	$64,138	$72,597
Earnings per share attributable to SYNNEX Corporation:
Basic	$0.84	$0.94	$1.75	$1.99
Diluted	$0.81	$0.90	$1.69	$1.91
Weighted-average common shares outstanding:
Basic	36,783	36,607	36,724	36,456
Diluted	37,869	38,348	37,950	37,990